Exhibit 10.16

AMENDMENT No. 1

TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment”) to the Amended and Restated Employment Agreement dated January 6, 2023 (the ”Agreement”) is made, entered into and effective as of May 17, 2023, by and between LeeWay Services, Inc., a Nevada corporation (the “Corporation”), and Keith Merrell, an individual (“Employee”). Each of the Corporation and Employee is a “Party” to this Amendment and the Corporation and Employee, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Corporation and the Employee entered into the Employment Agreement on July 1, 2022, which was amended on September 13, 2022 and amended and restated on January 6, 2023;

WHEREAS, the Corporation and the Employee desire to amend the Agreement to set forth additional terms, conditions and obligations of the Parties with respect to the Employee’s employment in the Corporation.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1.	Section 3.3.4 of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“ 3.3.4 Restricted Stock Grant. On the Effective Date, the Employee shall hereby be issued 150,000 shares (the “Shares”) of the Corporation's common stock. The Employee and the Corporation hereby agree that the Shares are subject to the following vesting schedule: 50,000 Shares will vest on the Effective Date, 50,000 will vest on the first anniversary of the Effective Date, and the remaining 50,000 Shares will vest in equal monthly installments over a 12-month period ending on the second anniversary of the Effective Date. If Employee is terminated other than for cause any unvested Shares or any other unvested securities of the Corporation held by Employee shall automatically vest on the date of such termination”.

2.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“CORPORATION”
LEEWAY SERVICES, INC.

/s/ S. Whitfield Lee
Signature

S. Whitfield Lee
Print Name

Chief Executive Officer
Title

“EMPLOYEE”
KEITH MERRELL

/s/ Keith Merrell
Employee’s Signature